                                                                    EXHIBIT 24.1




                          SUBSTITUTE POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that pursuant to the Power of Attorney attached hereto granted to the undersigned (the "Power of Attorney"), the undersigned hereby appoints Wayne W. Schultz as his substitute to act as the attorney-in-fact for all individuals who signed the Power of Attorney. Wayne
W. Schultz shall have all of the power and authority granted to the undersigned pursuant to the Power of Attorney including the power to sign the 2000 Annual Report on Form 10-K of DT Industries, Inc. on behalf of all of the individuals who signed the Power of Attorney, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.


     Dated: October 10, 2000


                                                      /s/ Bruce P. Erdel
                                                      --------------------------
                                                      Bruce P. Erdel